UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 30, 2014

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 257 5073
(Registrant’s telephone number, including area code)

___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2014, Five Oaks Investment Corp. (the “Company”) entered into a Distribution Agency Agreement with each of Mitsubishi UFJ Securities (USA), Inc., BTIG, LLC and Keefe, Bruyette & Woods, Inc. (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through the Agents, as the Company’s agents, or to the Agents for resale, shares of the Company’s common stock, par value $0.01 per share (the “Company Stock”), having an aggregate offering price of up to $75,000,000. The Distribution Agency Agreements relate to a proposed “at-the-market” offering program.

The shares of Common Stock sold in the offering will be issued pursuant to a prospectus declared effective on May 8, 2014, and a prospectus supplement (the “ATM Prospectus Supplement”) filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2014, in connection with one or more offerings of shares from the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-195499) (the “Registration Statement”). Sales of shares of Common Stock through the Agents, if any, will be made in amounts and at times to be determined by the Company from time to time. Under the Distribution Agency Agreements, the Agents have agreed to use commercially reasonable efforts to sell shares of Common Stock in agency transactions. The Distribution Agency Agreements provide that the Agents will be entitled to compensation of 2% of the gross sales price of the shares sold pursuant to the Distribution Agency Agreements or such lower amount as otherwise mutually agreed upon by the Company and the Agents from time to time. In addition, the Company may also sell shares of Common Stock to the Agents as principal for its own account on terms agreed upon at the time of sale. The Agents, however, are under no obligation to purchase shares on a principal basis except as otherwise specifically agreed in writing by the Agents and the Company.

Sales of shares of Common Stock, if any, under the Distribution Agency Agreements may be made in transactions that are deemed to be at-the-market offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including ordinary brokers' transactions on the New York Stock Exchange at market prices, or as otherwise agreed between the Company and the Agents. Neither the Company nor the Agents have an obligation to sell any shares of Common Stock in the offering, and the Company has the right to terminate the provisions of Distribution Agency Agreements relating to the solicitation of offers to purchase the shares in its sole discretion at any time.

The Distribution Agency Agreements contain customary representations, warranties and agreements of the Company and of its external manager, Oak Circle Capital Partners LLC, and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The form of Distribution Agency Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Distribution Agency Agreements and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits.

Exhibit No.	Description

1.1	Form of Distribution Agency Agreement, dated May 30, 2014, by and among the Company, Oak Circle Capital Partners LLC and each of the Agents.

5.1	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).

23.1	Consent of Foley & Lardner LLP (included in Ex. 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 30, 2014	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Distribution Agency Agreement, dated May 30, 2014, by and among the Company, Oak Circle Capital Partners LLC and each of the Agents.

5.1	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).

23.1	Consent of Foley & Lardner LLP (included in Ex. 5.1).